Exhibit 99.2

Monotype Imaging Announces Second Quarter 2012 Results

Company Reports Record Results and Announces Quarterly Cash Dividend Program

WOBURN, Mass.--(BUSINESS WIRE)--July 27, 2012--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the second quarter ended June 30, 2012.

Second quarter 2012 and recent highlights

  Revenue for the quarter was a record $38.5 million, a 24 percent increase year-over-year.
  Operating income was $11.9 million, or 31 percent of revenue.
  Non-GAAP net adjusted EBITDA was $16.4 million, or 43 percent of revenue.
  Cash flow from operations was $14.9 million, a 43 percent increase year-over-year.
  Company announces cash dividend program with initial quarterly rate of $0.04 per share of common stock.

“In the second quarter, we delivered record profitability, driven by record results in both our OEM and Creative Professional businesses. We also capitalized on revenue opportunities and realized initial expense synergies from our Bitstream acquisition, helping the company attain 43 percent net adjusted EBITDA margins,” said Doug Shaw, president and chief executive officer. “Our second quarter results reflect our continued efforts to enhance our product portfolio, improve diversification and increase momentum in our growth businesses.”

“We’re excited to announce our new cash dividend program,” said Scott Landers, senior vice president and chief financial officer. “Monotype is a unique company with a business model reinforced by recurring revenue, strong cash generation and high profit margins. We are confident that our business model can support long-term growth while providing an additional source of return for our shareholders through quarterly dividends.”

Second quarter 2012 operating results

Revenue for the quarter was $38.5 million, up 24 percent compared to $31.1 million for the second quarter of 2011. OEM revenue was $24.9 million, increasing nine percent from the second quarter of 2011. Creative Professional revenue was $13.5 million, increasing 66 percent from the same period last year.

Net income was $7.4 million, compared to $5.6 million in the second quarter of last year. Earnings per diluted share were $0.19, compared to $0.15 in the same period last year.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $10.1 million, compared to $8.1 million in the second quarter of 2011. Non-GAAP earnings per diluted share were $0.27, compared to $0.22 in the same period last year.

Non-GAAP net adjusted EBITDA was $16.4 million, or 43 percent of revenue, compared to $13.8 million in the second quarter of last year.

A reconciliation of GAAP measures to non-GAAP measures for the three and six months ended June 30, 2012 and 2011 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Outstanding debt was $42.3 million as of June 30, 2012, compared to $37.3 million as of Dec. 31, 2011, and $57.3 million as of June 30, 2011. Outstanding debt as of June 30, 2012 includes the drawdown of approximately $25 million on the company’s revolving line of credit to finance the acquisition of Bitstream completed on March 19, 2012.

Monotype had cash and cash equivalents of $32.9 million as of June 30, 2012, compared to $53.9 million as of Dec. 31, 2011 and $28.1 million as of March 31, 2012. The company generated $14.9 million of cash from operations in the second quarter of 2012, an increase of 43 percent year-over-year.

Quarterly dividend

Monotype’s board of directors approved a quarterly cash dividend program. The cash dividend will be paid on Oct. 19, 2012 to shareholders of record as of the close of business on Oct. 1, 2012. The initial quarterly dividend rate will be $0.04 per share of common stock or $0.16 annually. Monotype intends to increase this payout over time. Future declarations of dividends and the establishment of future record dates and payment dates are subject to the final determination of the board of directors.

“During the past five years, we have generated predictable cash flows regardless of economic conditions,” said Landers. “Since the beginning of 2007, our operations have funded over $120 million in debt principal repayments, and we have invested significantly behind our growth initiatives. We’ve created a more diversified company and are well positioned to take advantage of expanded market opportunities in displays and digital publishing. As we look forward, we believe our disciplined capital allocation strategy, which now includes a cash dividend program, will support our growth strategies, manage our balance sheet and provide shareholders with an additional source of equity return.”

Financial outlook

For the third quarter of 2012, Monotype expects revenue in the range of $36.5 million to $38.0 million. The company anticipates third quarter 2012 non-GAAP net adjusted EBITDA in the range of $15.0 million to $16.0 million, GAAP earnings per diluted share in the range of $0.17 to $0.19 and non-GAAP earnings per diluted share in the range of $0.24 to $0.26.

For the full year 2012, Monotype expects revenue in the range of $146.0 million to $149.0 million. The company anticipates full year 2012 non-GAAP net adjusted EBITDA in the range of $61.0 million to $63.0 million, GAAP earnings per diluted share in the range of $0.69 to $0.73 and non-GAAP earnings per diluted share in the range of $0.97 to $1.01.

Conference call details

Monotype will host a conference call on Friday, July 27, 2012, at 8:30 a.m. EDT to discuss the company’s second quarter 2012 results and business outlook for 2012. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of Monotype’s website at www.monotypeimaging.com. The live call can also be accessed by dialing 877-941-0844 (domestic) or 480-629-9835 (international) using passcode 4552176. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s ability to integrate the acquisition of Bitstream’s font business; risks associated with the company’s ability to pay dividends including the risk that the company’s board of directors may not approve future dividends; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-Q for the quarter ended June 30, 2012. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a leading provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s library and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica and Frutiger are trademarks of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. Univers is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. All other trademarks are the property of their respective owners. ©2012 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$32,918	$53,850
Accounts receivable, net	6,952	6,588
Income tax refunds receivable	447	733
Deferred income taxes	2,366	506
Prepaid expenses and other current assets	3,515	3,228

Total current assets	46,198	64,905
Property and equipment, net	2,661	2,404
Goodwill	171,510	140,807
Intangible assets, net	88,814	71,664
Deferred income taxes	1,185	396
Other assets	3,461	3,646

Total assets	$313,829	$283,822

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$602	$1,123
Accrued expenses and other current liabilities	11,674	12,235
Accrued income taxes	2,717	1,280
Deferred revenue	9,703	7,742
Current portion of long-term debt	10,000	10,000

Total current liabilities	34,696	32,380
Long-term debt, less current portion	32,321	27,321
Other long-term liabilities	402	225
Deferred income taxes	25,651	20,596
Reserve for income taxes, net of current portion	1,300	1,174
Accrued pension benefits	3,808	3,765
Stockholders’ equity:
Common stock	37	36
Additional paid-in capital	172,314	167,448
Treasury stock, at cost	(86)	(86)
Retained earnings	44,121	30,986
Accumulated other comprehensive income	(735)	(23)

Total stockholders’ equity	215,651	198,361

Total liabilities and stockholders’ equity	$313,829	$283,822

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue	$38,496	$31,066	$72,845	$60,795
Costs and expenses:
Cost of revenue	6,080	2,961	9,738	4,987
Cost of revenue—amortization of acquired technology	1,085	798	1,880	1,575

Total cost of revenue	7,165	3,759	11,618	6,562

Gross profit	31,331	27,307	61,227	54,233
Operating expenses:
Marketing and selling	8,720	8,231	17,991	16,029
Research and development	4,588	3,933	8,932	8,060
General and administrative	4,698	4,144	9,625	8,337
Amortization of other intangible assets	1,431	1,304	2,652	2,595

Total operating expenses	19,437	17,612	39,200	35,021
Income from operations	11,894	9,695	22,027	19,212
Other (income) expense:
Interest expense	553	885	1,004	1,801
Interest income	(9)	(25)	(16)	(62)
Loss (gain) on foreign exchange	10	(85)	277	(481)
(Gain) loss on derivatives	(205)	351	(79)	1,023
Other income, net	(3)	—	(14)	—

Total other expense	346	1,126	1,172	2,281
Income before provision for income taxes	11,548	8,569	20,855	16,931
Provision for income taxes	4,133	2,971	7,720	5,893

Net income	$7,415	$5,598	$13,135	$11,038

Net income available to common stockholders – basic & diluted	$7,286	$5,502	$12,921	$10,861

Net income per common share:
Basic	$0.20	$0.16	$0.36	$0.31
Diluted	$0.19	$0.15	$0.34	$0.30
Weighted average number of shares:
Basic	36,046,725	35,308,941	36,164,567	35,176,156
Diluted	37,423,532	36,772,515	37,589,957	36,638,697

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Income from operations	$11,894	$9,695	$22,027	$19,212
Depreciation and amortization	2,814	2,363	5,147	4,667
Share based compensation	1,711	1,753	3,634	3,322

Net adjusted EBITDA	$16,419	$13,811	$30,808	$27,201
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP net income	$7,415	$5,598	$13,135	$11,038
Amortization, net of tax	1,615	1,373	2,855	2,719
Share based compensation, net of tax	1,098	1,145	2,289	2,166

Non-GAAP net income	$10,128	$8,116	$18,279	$15,923
RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
GAAP earnings per diluted share	$0.19	$0.15	$0.34	$0.30
Amortization, net of tax	0.05	0.04	0.09	0.07
Share-based compensation, net of tax	0.03	0.03	0.06	0.06

Non-GAAP earnings per diluted share	$0.27	$0.22	$0.49	$0.43

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Marketing and selling	$770	$728	$1,601	$1,395
Research and development	384	409	825	773
General and administrative	557	616	1,208	1,154

Total share based compensation	$1,711	$1,753	$3,634	$3,322
MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
OEM	$24,949	$22,885	$49,593	$44,783
Creative Professional	13,547	8,181	23,252	16,012

Total	$38,496	$31,066	$72,845	$60,795

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER
DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q3 2012	Q3 2012
GAAP net income	$6,400	$7,100
Amortization, net of tax	1,600	1,600
Share-based compensation, net of tax	1,100	1,100

Non-GAAP net income	$9,100	$9,800

GAAP earnings per diluted share	$0.17	$0.19
Amortization, net of tax, per diluted share	0.04	0.04
Share-based compensation, net of tax, per diluted share	0.03	0.03

Non-GAAP earnings per diluted share	$0.24	$0.26

Weighted average diluted shares used to compute non-GAAP earnings per share	37,800,000	37,800,000

Assumes 36% effective tax rate.

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP net income	$26,300	$27,600
Amortization, net of tax	6,100	6,100
Share-based compensation, net of tax	4,500	4,500

Non-GAAP net income	36,900	38,200

GAAP earnings per diluted share	$0.69	$0.73
Amortization, net of tax, per diluted share	0.16	0.16
Share-based compensation, net of tax, per diluted share	0.12	0.12

Non-GAAP earnings per diluted share	$0.97	$1.01

Weighted average diluted shares used to compute non-GAAP earnings per share	38,000,000	38,000,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q3 2012	Q3 2012
GAAP operating income	$ 10,500	$ 11,500
Depreciation and amortization	2,800	2,800
Share-based compensation	1,700	1,700

Non-GAAP net adjusted EBITDA	$ 15,000	$ 16,000

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP operating income	$43,200	$45,200
Depreciation and amortization	10,800	10,800
Share-based compensation	7,000	7,000

Non-GAAP net adjusted EBITDA	$61 ,000	$63,000

CONTACT:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com